Exhibit 10.18
HILB, ROGAL AND HAMILTON COMPANY
2000 SHARE INCENTIVE PLAN
(as amended and restated February 11, 2003, as amended and restated on December 30, 2009 by Willis Group
Holdings Limited and as amended and restated and assumed by Willis Group Holdings Public Limited Company on
December 31, 2009)
Article I
DEFINITIONS
     For purposes of this Plan, the following terms shall have the following meanings:
     1.01 Affiliate means any “subsidiary corporation” or “parent corporation” (within the meaning of Section 424 of the Code) of the Company. For purposes of granting Share Options or any other “stock rights,” within the meaning of Section 409A of the Code, an entity may not be considered an Affiliate if granting any such stock right would result in the stock right becoming subject to Section 409A of the Code.
     1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant or an Award issued to such Participant.
     1.03 Award means an award of Ordinary Shares, Restricted Shares and/or Phantom Shares.
     1.04 Board means the Board of Directors of the Company.
     1.05 Change of Control means
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (a) the then outstanding Ordinary Shares of the Company (the “Outstanding Company Ordinary Shares”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 1.05; or
     (ii) Individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Ordinary Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding Ordinary Shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     (v) Notwithstanding the foregoing, for purposes of subsection (i) of this Section 1.05, a Change of Control shall not be deemed to have taken place if, as a result of an acquisition by the Company which reduces the Outstanding Company Ordinary Shares or the Outstanding Company Voting Securities, the beneficial ownership of a Person increases to 25% or more of the Outstanding Company Ordinary Shares or the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Company Ordinary Shares or the Outstanding Company Voting Securities by reason of share purchases by the Company and, after such share purchases by the Company, such Person becomes the beneficial owner of any additional shares of the Outstanding Company Ordinary Shares or the Outstanding Company Voting Share through any means except an acquisition directly from the Company, for purposes of subsection (i) of this Section 1.05, a Change of Control shall be deemed to have taken place. For the avoidance of doubt, a transaction shall not constitute a Change of Control (i) if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity of the Willis group of companies (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the Person(s) who are the beneficial owners of the Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the Outstanding Company Voting Securities entitled to vote generally in the election of directors of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such Outstanding Company Voting Securities. The Board, in its sole discretion, may make an appropriate and equitable adjustment to the Outstanding Company Ordinary Shares underlying an Award to take into account such transaction, including to substitute or provide for the issuance of ordinary shares of the resulting ultimate parent entity in lieu of Ordinary Shares of the Company.
     1.06 Change of Control Date is the date on which an event described in (i) through (iv) of Section 1.05 occurs.
     1.07 Code means the U.S. Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.
     1.08 Commission means the U.S. Securities and Exchange Commission or any successor agency.
     1.09 Committee means the Compensation Committee of the Board.
     1.10 Company means Willis Group Holdings Public Limited Company, a company organized under the laws of Ireland under registered number 475616, the successor entity to Willis Group Holdings Limited, which acquired Hilb, Rogal & Hobb Company (f/k/a Hilb Rogal and Hamilton Company).
     1.11 Disability, with respect to a Participant, means “‘disability” as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed.
     1.12 Effective Date means the date on which this Plan was originally approved by the shareholders of Hilb, Rogal & Hamilton Company.

     1.13 Exchange Act means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
     1.14 Fair Market Value means, on any given date, the closing price of an Ordinary Share as reported on the New York Stock Exchange composite tape on such day or, if the Ordinary Share was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Ordinary Share was traded on such exchange, all as reported by such source as the Committee may select.
     1.15 Grant means the grant of an Option or a SAR, or both.
     1.16 Incentive Stock Option means an Option which qualifies and is intended to qualify as an “incentive stock option” under Section 422 of the Code.
     1.17 Initial Value means, with respect to a SAR, the Fair Market Value of one share of Ordinary Shares on the date of grant, as set forth in an Agreement.
     1.18 Non-Qualified Share Option means an Option other than an Incentive Stock Option.
     1.19 Option means a Share Option that entitles the holder to purchase from the Company a stated number of Ordinary Shares at the price and on the conditions set forth in an Agreement.
     1.20 Option Price means the price per share for Ordinary Shares purchased on the exercise of an Option as provided in Article VI.
     1.21 Ordinary Shares means the ordinary shares of the Company, nominal value US$0.000115.
     1.22 Parent shall mean with respect to the Company, a “parent corporation” of that corporation within the meaning of section 424(e) of the Code.
     1.23 Participant means an officer, director or employee of the Company or of a Subsidiary who satisfies the requirements of Article IV and is selected by the Committee to receive a Grant or an Award.
     1.24 Phantom Shares means a bookkeeping entry on behalf of a Participant by which his or her account is credited (but not funded) as though Ordinary Shares had been transferred to such account.
     1.25 Plan means the Hilb, Rogal and Hamilton Company 2000 Share Incentive Plan, as amended and restated on December 30, 2009 by Willis Group Holdings Limited and as amended and restated and assumed by Willis Group Holdings Public Limited Company on December 31, 2009.

     1.26 Prior Plan means the Hilb, Rogal and Hamilton Company 1989 Stock Plan.
     1.27 Restricted Shares means Ordinary Shares awarded to a Participant under Article IX and designated as Restricted Shares. Ordinary Shares shall cease to be Restricted Shares when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risk of forfeiture.
     1.28 Rule 16b-3 means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time, or any successor rule.
     1.29 SAR means a share appreciation right granted pursuant to this Plan that entitles the holder to receive, with respect to each share of Ordinary Shares encompassed by the exercise of such SAR, the excess of the Fair Market Value at the time of exercise over the Initial Value of the SAR; provided, that any limited share appreciation right granted by the Committee and exercisable upon a Change of Control shall entitle the holder to receive, with respect to each share of Ordinary Shares encompassed by the exercise of such SAR, the higher of (x) the highest closing sales price (excluding after-hours trading) of a share of Ordinary Shares as reported on the New York Stock Exchange composite tape during the 60-day period prior to and including the Change of Control Date, or (y) the highest price per share paid in a Change of Control transaction, over the Initial Value of such SAR, except that in the case of SARs related to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Ordinary Shares on the date that the Incentive Stock Option is exercised.
     1.30 Securities Broker means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 8.04 hereof.
     1.31 Subsidiary means, a body corporate which is a subsidiary of the Company within the meaning of section 155 of the Irish Companies Act 1963 and a “subsidiary corporation” of that corporation within the meaning of Section 424(f) of the Code.
Article II
PURPOSES
     The Plan is intended to assist the Company in recruiting and retaining officers, directors and key employees with ability and initiative by enabling such persons who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Ordinary Shares, Restricted Shares and Phantom Shares, and the grant of Options, qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at the time of grant, and SARs. No Option that is intended to be an Incentive Stock Option, however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.
Article III
ADMINISTRATION
     This Plan shall be administered by the Committee. The Committee shall have authority to issue Grants and Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of such Grants and Awards may include conditions (in addition to those contained in this Plan) on (i) the exercisability of all or any part of an Option or SAR and (ii) the transferability or forfeitability of Restricted Shares or Phantom Shares. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. To fulfil the purposes of the Plan without amending the Plan, the Committee may also modify any Grants or Awards issued to Participants who are non-resident aliens or employed outside of the United States to recognize differences in local law, tax policy or custom.
     The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company.
Article IV
ELIGIBILITY
     4.01 General. Any officer, director or employee of the Company or of any Company Affiliate (including any corporation that becomes an Affiliate of the Company after the adoption of this Plan) who, in the judgment of the Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary of the Company may receive one or more Awards or Grants, or any combination or type thereof. Employee and non-employee directors of the Company are eligible to participate in this Plan.
     4.02 Grants and Awards. The Committee will designate the individuals to whom Grants and/or Awards are to be made and will specify the number of Ordinary Shares subject to each such Grant or Award. An Option may be granted alone or in addition to other Grants and/or Awards under the Plan. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options to any Participant (in each case with or without a related SAR); provided, however, that Incentive Stock Options may be granted only to employees of the Company and any Parent or Subsidiary. A SAR may be granted with or without a related

Option. All Grants or Awards under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may determine. No Participant may be granted Options that are Incentive Stock Options or related SARs (under all plans of the Company and its Affiliates which provide for the grant of Incentive Stock Options) which are first exercisable in any calendar year for Ordinary Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000 or such other amount as shall be specified in Code Section 422 and the rules and regulations thereunder from time to time. No Participant may receive Grants or Awards under the Plan with respect to more than 200,000 Ordinary Shares during any one calendar year.
     4.03 Designation of Option as an Incentive Stock Option or Non-Qualified Share Option. The Committee will designate at the time an Option is granted whether the Option is to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. In the absence, however, of any such designation, such Option shall be treated as a Non-Qualified Stock Option.
     4.04 Qualification of Incentive Stock Option under Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant so affected, to disqualify any Incentive Stock Option under such Section 422. No Option that is intended to be an Incentive Stock Option however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Share Option.
Article V
SHARE SUBJECT TO PLAN
     5.01 Maximum Number of Shares to be Issued. Subject to the adjustment provisions of Article XI and the provisions of (a) through (c) of this Article V, up to 4,400,000 Ordinary Shares may be issued under the Plan. In addition to such authorization, the following Ordinary Shares may be issued under the Plan:
     (a) Ordinary Shares that are forfeited under the Prior Plan, and Ordinary Shares that are not issued under the Prior Plan because of (i) the cancellation, termination or expiration of Grants and Awards, and/or (ii) other similar events under the Prior Plan, shall be available for issuance under this Plan.
     (b) If a Participant tenders, or has withheld, Ordinary Shares in payment of all or part of the Option Price under an Option granted under the Plan or the Prior Plan, or in satisfaction of withholding tax obligations thereunder, the Ordinary Shares so tendered by the Participant or so withheld shall become available for issuance under the Plan.

     (c) Ordinary Shares that are forfeited under the Plan, and Ordinary Shares that are not issued under the Plan because of (i) a payment of cash in lieu of Ordinary Shares, (ii) the cancellation, termination or expiration of Grants and Awards, and/or (iii) other similar events under the Plan, shall be available for issuance under this Plan.
     Notwithstanding (a) above, any Ordinary Shares that are authorized to be issued under the Prior Plan but that are not issued or covered by Grants or Awards under the Prior Plan, shall not be available for issuance under this Plan.
     Subject to the adjustment provisions of Article XI, not more than 1,100,000 Ordinary Shares shall be issued under Awards of Ordinary Shares, Restricted Shares and/or Phantom Shares.
     Subject to the foregoing provisions of this Section 5.01, if a Grant or an Award may be paid only in Ordinary Shares, or in either cash or Ordinary Shares, the Ordinary Shares shall be deemed to be issued hereunder only when and to the extent that payment is actually made in Ordinary Shares. However, the Committee may authorize a cash payment under a Grant or an Award in lieu of Ordinary Shares if there are insufficient Ordinary Shares available for issuance under the Plan.
     5.02 Independent SARs. Upon the exercise of a SAR granted independently of an Option, the Company may deliver to the Participant authorized but previously unissued Ordinary Shares, cash, or a combination thereof as provided in Section 8.06. The maximum aggregate number of Ordinary Shares that may be issued pursuant to SARs that are granted independently of Options is subject to the provisions of Section 5.01 hereof.
Article VI
OPTION PRICE
     The price per share for Ordinary Shares purchased on the exercise of an Option shall be fixed by the Committee on the date of grant; provided, however, that the price per share shall not be less than the Fair Market Value on such date. Notwithstanding the foregoing, if an Incentive Stock Option is granted to a Participant who, at the time of the Grant, is a 10% shareholder as determined under Section 422 of the Code, then the Option Price shall be not less than 110% of the Fair Market Value on the date of Grant.
Article VII
EXERCISE OF OPTIONS AND SARS
     7.01 Maximum Option Period or SAR Period. The period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant; provided, however, that an Option or SAR shall not be exercisable after the expiration of 10 years (or 5 years in the case of an Incentive Stock Option granted to a

10% shareholder as determined under Section 422 of the Code) from the date the Option or SAR was granted. The date upon which any Option or SAR granted by the Committee becomes exercisable may be accelerated by the Committee in its discretion. Subject to the terms hereof, the term of exercisability for any Option or SAR granted by the Committee may be extended by the Committee and may be made contingent upon the continued employment of the Participant by the Company or Affiliate.
     7.02 Transferability of Options and SARs. Non-Qualified Share Options and SARs may be transferable by a Participant and exercisable by a person other than a Participant, but only to the extent specifically provided in an Option or SAR Agreement. Incentive Stock Options and any related SARs, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation or liability of such Participant.
     7.03 Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary Disability, or other reasons shall not be deemed interruptions of continuous employment.
Article VIII
METHOD OF EXERCISE
     8.01 Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with the applicable Agreement and such other requirements as the Committee shall determine; provided, however, that a SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option Price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. Such partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan with respect to remaining shares subject to the Option or SAR. The exercise of an Option or SAR shall result in the termination of any related Option or SAR to the extent of the number of shares with respect to which the Option or SAR is exercised.
     8.02 Payment. Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash. If the Agreement provides, payment of all or part of the Option Price (and any applicable withholding taxes) may be made by surrendering (by either actual delivery or attestation) already owned Ordinary Shares to the Company or by the Company withholding Ordinary Shares from the Participant upon exercise, provided the shares surrendered or withheld have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof and any such withholding taxes. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.
     8.03 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option or SAR until the date he or she exercises such Option or SAR.
     8.04 Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of the Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of Ordinary Shares to cover the costs and expenses associated therewith. The Committee may permit a Participant to elect to pay any applicable withholding taxes by requesting that the Company withhold the number of Ordinary Shares equivalent at current Fair Market Value to the withholding taxes due.
     8.05 Cashing Out of Option. The Committee may elect to cash out all or part of the portion of any Option to be exercised by paying the optionee an amount, in cash or Ordinary Shares, equal to the excess of the Fair Market Value of the Ordinary Shares that is the subject of the portion of the Option to be exercised over the Option Price times the number of Ordinary Shares subject to the portion of the Option to be exercised on the effective date of such cash out.
     8.06 Determination of Payment of Cash and/or Ordinary Shares Upon Exercise of SAR. At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Ordinary Shares, or a combination of cash and Ordinary Shares. No fractional shares shall be delivered upon the exercise of a SAR but a cash payment will be made in lieu thereof.
Article IX
ORDINARY SHARES AND RESTRICTED SHARES
     9.01 Award. In accordance with the provisions of Article IV, the Committee will designate the individuals to whom an Award of Ordinary Shares and/or Restricted Shares is to be made and will specify the number of Ordinary Shares covered by such Award or Awards.
     9.02 Vesting. In the case of Restricted Shares, on the date of the Award, the Committee may prescribe that the Participant’s rights in the Restricted Shares shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time as is set forth in the Agreement. Subject to the provisions of Article

XII hereof, the Committee may award Ordinary Shares to a Participant which is not forfeitable and is free of any restrictions on transferability.
     9.03 Shareholder Rights. Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Shares, a Participant will have all rights of a shareholder with respect to Restricted Shares, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Shares, (ii) the Company shall retain custody of the Ordinary Shares underlying the Restricted Shares, and (iii) the Participant will deliver to the Company a stock transfer form, executed in blank, with respect to each award of Restricted Shares.
Article X
PHANTOM SHARES
     10.01 Award. Pursuant to this Plan or an Agreement establishing additional terms and conditions, the Committee may designate employees to whom Awards of Phantom Shares may be made and will specify the number of Ordinary Shares covered by the Award.
     10.02 Vesting. On the date of the Award, the Committee may prescribe that the Participant’s right to receive payment for Phantom Shares shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time set forth in the Agreement.
     10.03 Shareholder Rights. A Participant for whom Phantom Shares has been credited shall have none of the rights of a shareholder with respect to such Phantom Shares. However, an Agreement for the use of Phantom Shares may provide for the crediting of a Participant’s Phantom Shares account with cash or Share dividends declared with respect to Ordinary Shares represented by such Phantom Shares.
     10.04 Payment. At the Committee’s discretion, the amount payable to a Participant for Phantom Shares credited to his or her account shall be made in cash, Ordinary Shares or a combination of cash and Ordinary Shares.
     10.05 Transferability of Phantom Shares. Phantom Shares may be transferable by a Participant, but only to the extent specifically provided in the Agreement. No right or interest of a Participant in any Phantom Shares shall be subject to any lien, obligation or liability of such Participant.

Article XI
ADJUSTMENT UPON CHANGE IN ORDINARY SHARES
     Should the Company effect one or more (x) share dividends, share split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of Ordinary Shares as to which Grants and Awards may be issued under this Plan shall be proportionately adjusted and their terms shall be adjusted as the Committee shall determine to be equitably required, provided that the number of Ordinary Shares subject to any Grant or Award shall always be a whole number. Any determination made under this Article XI by the Committee shall be final and conclusive.
     The issuance by the Company of shares of any class, or securities convertible into Ordinary Shares, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Ordinary Shares or obligations of the Company convertible into such Ordinary Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to any Grant or Award.
Article XII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
     No Grant shall be exercisable, no Ordinary Shares shall be issued, no Ordinary Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state, local and foreign laws and regulations (including, without limitation, withholding tax requirements) and the rules of any stock exchanges on which the Company’s shares may be listed. The Company may rely on an opinion of its counsel as to such compliance. Any Ordinary Shares issued for which a Grant is exercised or an Award is issued may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Grant shall be exercisable, no Ordinary Shares shall be issued, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
Article XIII
GENERAL PROVISIONS
     13.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     13.02 Unfunded Plan. The Plan, insofar as it provides for a Grant or an Award of Phantom Shares, is not required to be funded, and the Company shall not be required to segregate any assets that may at any time be represented by a Grant or an Award of Phantom Shares under this Plan.
     13.03 Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:
          (a) Unless otherwise provided by the Committee in an Agreement, any outstanding Option or SAR (including any limited SAR) or Phantom Shares which is not presently exercisable and vested as of a Change of Control Date shall become fully exercisable and vested to the full extent of the original Grant upon such Change of Control Date.
          (b) Unless otherwise provided by the Committee in an Agreement, the restrictions applicable to any outstanding Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and become fully vested, nonforfeitable and transferable to the full extent of the original Award. The Committee may also provide in an Agreement that a Participant may elect, by written notice to the Company within 60 days after a Change of Control Date, to receive, in exchange for shares that were Restricted Shares immediately before the Change of Control Date, a cash payment equal to the Fair Market Value of the shares surrendered on the last business day the Ordinary Shares is traded on the New York Stock Exchange prior to receipt by the Company of such written notice.
          (c) The Committee may, in its complete discretion, cause the acceleration or release of any and all restrictions or conditions related to a Grant or Award, in such manner, in the case of officers and directors of the Company who are subject to Section 16(b) of the Exchange Act, as to conform to the provisions of Rule 16b-3.
     13.04 Rules of Construction. Headings are given to the articles and sections of this Plan solely for ease of reference and are not to be considered in construing the terms and conditions of the Plan. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
     13.05 Rule 16b-3 Requirements. Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on any Grant or Award, and the Board may amend the Plan in any such respects, as they may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act shall comply with any applicable conditions of Rule 16b-3; and (b) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence.
     13.06 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Ordinary Shares is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules, or regulations. No termination, amendment, or modification of the Plan, other than pursuant to Section 13.05 herein, shall in any manner adversely affect any Grant or Award theretofore issued under the Plan, without the written consent of the Participant. The Committee may amend the terms of any Grant or Award theretofore issued under this Plan, prospectively or retrospectively, but no such amendment shall impair the rights of any Participant without the Participant’s written consent except an amendment provided for or contemplated in the terms of the Grant or Award, an amendment made to cause the Plan, or Grant or Award, to qualify for the exemption provided by Rule 16b-3, or an amendment to make an adjustment under Article XI. Except as provided in Article XI, the Option Price of any outstanding Option may not be adjusted or amended, whether through amendment, cancellation or replacement, unless such adjustment or amendment is approved by the shareholders of the Company.
     13.07 Governing Law. The validity, construction and effect of the Plan and any actions taken or related to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia and applicable federal law.
     13.08 Successors and Assigns. All obligations of the Company under the Plan, with respect to Grants and Awards issued hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding on all successors and permitted assigns of a Participant, including, but not limited to, the estate of such Participant and the executor, administrator or trustee of such estate, and the guardians or legal representative of the Participant.
     13.09 Effect on Prior Plan and Other Compensation Arrangements. The adoption of this Plan shall have no effect on Grants and Awards made pursuant to the Prior Plan and the Company’s other compensation arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation plans or arrangements for its officers, directors or employees.
     13.10 Duration of Plan. No Grant or Award may be made under this Plan after May 31, 2010.